UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): December 8, 2006

Alesco Financial Inc.

(formerly Sunset Financial Resources, Inc.)

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(Address of principal executive offices) (Zip Code)

(215) 701-9555

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

On December 8, 2006, Alesco Financial Inc. (“AFN”), through a wholly-owned subsidiary, Alesco Loan Holdings Trust (“ALHT”), entered into a Mortgage Loan Purchase and Servicing Agreement (the “Purchase Agreement”) between Countrywide Home Loans, Inc. (“Countrywide”) and ALHT. Pursuant to such Purchase Agreement, ALHT purchased from Countrywide jumbo, hybrid adjustable rate mortgage loans (the “Mortgage Loans”), with a weighted average credit score of 734, and an unpaid principal balance of $894,001,479. The purchase price of the Mortgage Loans was $904,709,919 or approximately 101.20% of the unpaid principal balance of the Mortgage Loans. ALHT financed approximately 96% of the purchase price of the Mortgage Loans with an existing Master Repurchase Agreement, dated as of February 28, 2006, between ALHT and Bear Stearns Mortgage Corporation, and the remainder of the purchase price was settled by payment from ALHT.

The Mortgage Loans are expected to have a gross weighted average coupon of approximately 6.42%, which will be reduced by a servicing fee of approximately 0.23%. The cost of financing the Mortgage Loans on the Master Repurchase Agreement is Libor (one-month) plus 0.50%, which is scheduled to reset on a monthly basis.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2006

ALESCO FINANCIAL INC.

By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer